UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 On January 21, 2020, CEC Entertainment, Inc. (the “Company”) announced the appointment of David McKillips as the Company’s new Chief Executive Officer, effective January 21, 2020. Mr. McKillips will act as the Company’s principal executive officer. Mr. McKillips was also appointed to the Company’s Board of Directors. Mr. McKillips replaces Thomas Leverton, who has resigned as Chief Executive Officer and as a member of the Board of Directors effective January 21, 2020.
    Mr. McKillips, age 48, has over 25 years of experience in the family entertainment and theme park industries, specializing in promotion, operations, sponsorships and consumer product licensing sales. Most recently, Mr. McKillips was President of the International Development Company for Six Flags Entertainment Corporation (“Six Flags”), responsible for the operational management of all properties outside the United States, including existing parks in Mexico, Canada and development projects around the world. Mr. McKillips had previously served as Six Flags’ Senior Vice President, In-Park Services from January 2016 to January 2018, overseeing the company’s food & beverage, retail, games and procurement functions across all parks. Mr. McKillips served as Senior Vice President, Corporate Alliances of Six Flags from September 2010 to January 2016. Prior to joining Six Flags, Mr. McKillips served as Vice President of Advertising & Custom Publishing Sales for DC Comics, a division of Warner Bros. Entertainment and home to some of the world’s most iconic superheroes, including Superman, Batman, and Wonder Woman. Mr. McKillips started his career with Sea World Entertainment, serving in roles within the operations, entertainment, group sales and promotions departments at SeaWorld in Orlando, Florida, and then at Sesame Place in Langhorne, Pennsylvania, as Manager of Promotions. Mr. McKillips holds a B.A. degree in Communication Studies from the University of Georgia and has received post-graduate certificates in Marketing and Finance from New York University.

Employment Agreement with Mr. McKillips
The Company entered into an employment agreement with Mr. McKillips, dated as of January 4, 2020 and effective January 21, 2020, providing for the terms of his employment with the Company (the “Employment Agreement”). The Employment Agreement provides for an initial employment period of two years from the effective date with automatic one-year extensions subject to either party providing notice of its intention not to extend the employment period.
Mr. McKillips will receive an initial base salary of $600,000, subject to annual review by the Company’s Board of Directors for possible merit increases. Mr. McKillips will also receive a signing bonus of $375,000, and will be eligible for an annual bonus of up to 150% of his base salary based upon the extent to which performance goals, as set by the Company’s Board of Directors, are achieved. In addition, Mr. McKillips is eligible to participate in all retirement, compensation, and employee benefit plans provided by the Company. Within 30 days following the effective date of the Employment Agreement, Mr. McKillips is required to invest $1,000,004 in the common stock of Queso Holdings Inc., the parent company of the Company, at a price of $8.71 per share and, as soon as practicable following the effective date of the Employment Agreement, Mr. McKillips will be granted an option to purchase 750,000 shares of the common stock of Queso Holdings Inc. with an exercise price of $8.71 per share.
Upon resignation for good reason, termination without cause or expiration of the employment period (as such terms are defined in the Employment Agreement), the Company will provide Mr. McKillips the following payments and/or benefits: (i) base salary through the date of termination; (ii) the bonus earned for any fiscal year ended prior to the year in which the date of termination occurs; (iii) the amount of any unpaid expense reimbursements; (iv) any other vested payment to which Mr. McKillips or his estate may be entitled to receive under any of the Company’s benefit plans or applicable law; and (v) subject to the execution by Mr. McKillips of a separation agreement and general release (as described in Sections 4(d) and (e) of the Employment Agreement), compliance with the restrictive covenants, nondisparagement and confidentiality provisions of the Employment Agreement and cooperation with the Company after termination, the sum of one times the annual base salary as in effect on the date of termination and the annual bonus paid or to be paid, if any, with respect to the fiscal year completed prior to the date of termination, payable pursuant to the Company’s normal payroll practices over the 12-month period following the date of termination.
Upon termination by reason of death or disability (as such term is defined in the Employment Agreement), the Company will provide Mr. McKillips with the following payments and/or benefits: (i) base salary through the date of termination; (ii) the bonus earned for any fiscal year ended prior to the year in which the date of termination occurs; (iii) the amount of any unpaid expense reimbursements; and (iv) any other vested payment to which Mr. McKillips or his estate may be entitled to receive under any of the Company’s benefit plans or applicable law.
Upon termination for cause, resignation without good reason or expiration of the employment period (as such terms are defined in the Employment Agreement), the Company will have no further obligation to Mr. McKillips other than the following payments and/or benefits: (i) base salary through the date of termination; (ii) the bonus earned for any fiscal year ended prior to the year in which the date of termination occurs; (iii) the amount of any unpaid expense reimbursements; and (iv) any other vested payment to which Mr. McKillips or his estate may be entitled to receive under any of the Company’s benefit plans or applicable law.
The Employment Agreement includes customary restrictive covenants and agreements, with respect to nonsolicitation, noncompetition, nondisclosure, cooperation, nondisparagement and confidentiality.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text thereof, filed as Exhibit 10.1 to this Current Report on Form 8-K.
There are no other arrangements or understandings pursuant to which Mr. McKillips was appointed as Chief Executive Officer.
On January 21, 2020, the Company issued a press release announcing the aforementioned management changes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1 *	Employment Agreement, by and between CEC Entertainment, Inc. and David McKillips, dated as of January 4, 2020

99.1	Press Release issued January 21, 2020
___________________
* Certain exhibits have been omitted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: January 21, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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